Exhibit 3.1

Companies Law, 5759–1999
Articles of Association of the Company
May 28, 2026

1. Company Name:

In Hebrew: Silentium Ltd.
In English: Silentium Ltd.

2. Company Objectives:

To engage in any lawful activity, pursuant to Section 32(1) of the Companies Law.

3. Details Regarding the Company’s Registered Share Capital:

1.	3,326,330 ordinary shares, no par value.
2.	6,202 Series A-1 Preferred Shares, no par value.
3.	4,700 Series A-2 Preferred Shares, no par value.
4.	1,041 Series A-3 Preferred Shares, no par value.
5.	2,812 Series A-4 Preferred Shares, no par value.
6.	22,944 Series A-5 Preferred Shares, no par value.
7.	153,311 Series B-1 Preferred Shares, no par value.
8.	153,311 Series B-2 Preferred Shares, no par value.
9.	2,154,593 Series C Preferred Shares, no par value.

4. Limited Liability:

The liability of all shareholders is limited, such that each shareholder is liable only up to the full amount that such shareholder has undertaken to pay in respect of the shares allocated to such shareholder, and which has not yet been paid.

5. Number of Shareholders; Offering of Shares and Debt Securities to the Public; Transfer of Shares:

a. Any transfer of shares requires approval as set forth in Appendix A to these Articles.
b. The company is prohibited from offering shares and/or debentures to the public.
c. The number of shareholders shall not exceed fifty, other than employees of the company or former employees who continue to hold shares even after termination of their employment.

The rights attaching to the shares and the arrangements concerning the management of the company shall be in accordance with the provisions of Appendix A, which forms an integral part of these Articles.

Amended and Restated

Articles of Association

of

סילנטיום בע"מ

SILENTIUM LTD.

Effective as of May 28, 2026 (the “Effective Date”)

GENERAL

1.             Definition and Interpretation

1.1.          The following terms in these Articles of Association shall have the respective meanings ascribed to them below:

Affiliate	With respect to any person, any other person, directly or indirectly, through one or more intermediary persons, controlling, controlled by, or under common control with such person.
Articles	The Articles of Association of the Company, as set forth herein or as amended expressly or pursuant to the law.
Board	The Board of Directors of the Company.
Business Day	Sunday to Thursday, inclusive, with the exception of official holidays and official days of rest in the State of Israel.
Companies Law	The Companies Law, 5759-1999, as may be amended from time to time.
Companies Regulations	Regulations promulgated under the Companies Law.
Company	Silentium Ltd.	סילנטיום בע"מ
Control or control	The (i) direct or indirect ownership of at least majority of equity rights in an entity, or (ii) the right to elect fifty percent (50%) or more of the board members of such entity.

Director	A Director of the Company in accordance with the definition of the Companies Law.
Dividend	As defined in the Companies Law, including any repurchase by the Company of its shares.
Eligible Shareholder	(a) Any Preferred Shareholder holding 4.5% or more of the Company’s issued and outstanding share capital; and (b) the Founder and its Permitted Transferees, as long as they hold together 1% or more of the Company’s issued and outstanding share capital (taking into consideration for these purposes any shares and valid, outstanding and exercisable options held by the Founder and its Permitted Transferees at the relevant measurement date).
Founder	Yossi Barath and/or Mashav Barath.
General Meeting	A general meeting of the Shareholders of the Company.
IPO	The consummation of the initial underwritten public offering of the Company’s securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any equivalent law of another jurisdiction.
Law	The provisions of any law (“דין”) as defined in the Interpretation Law, 1981.
Management Agreement	That certain agreement between the Company and Mashav-Barath Enterprises Ltd. (“Mashav-Barath”) as amended and restated in February 2014 and as may be further amended from time to time.
Molex	Means Molex Ventures Holdings (Israel), Inc.
Office Holder	An Office Holder (“נושא משרה”) of the Company, as defined in the Companies Law.
Ordinary Majority	More than fifty percent (50%) of the votes of the Shareholders who are entitled to vote and who voted in a General Meeting in person or by proxy.

Ordinary Shares	The Company’s Ordinary Shares, of no par-value.
Permitted Transferee	Either:
(i) in the case of a Shareholder who is an individual – a spouse, child or parent of the shareholder and any corporate entity in which he and his Permitted Transferees own all of the voting power;
(ii) in the case of any incorporated Shareholder (whether company or partnership), any legal entity or person which controls, is controlled by, or is under common control with, in each case, either directly or indirectly, such incorporated shareholder, or a trustee for such Shareholder;
(iii) in the case of a Shareholder who is a limited partnership – (a) its limited partners, general partners or the limited or general partners of such limited or general partners, and any person or entity controlling (either directly or through an entity controlled by such person or entity), such limited or general partners, and (b) any affiliate of any of the above managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with such management company or managing general partner, or any shareholder, partner or member of such affiliate.
(iv) with respect to LTG, any Affiliate of Lewis Trust Group Ltd; and
(v) in the case of Heliant Ventures III Ltd. , without derogating from the foregoing, any of Heliant Investment Management Limited, Heliant Ventures Ltd., Heliant Ventures II Ltd. and Heliant Pty. Ltd (Heliant Investments Trust (collectively, the "Heliant Group")); Furthermore, a transfer from a Shareholder to a trustee of such Shareholder and a transfer from a trustee to a Shareholder which is the beneficiary of such trustee (including the direct transfer of shares from one trustee to another) shall be deemed a transfer of shares to a Permitted Transferee.
Preferred A Shareholder	Holder of the Preferred A Shares.

Preferred A Shares	Series A Preferred Shares of the Company, no par value, including all sub-classes thereof.
Preferred B-1 Shareholders	Holders of the Preferred B-1 Shares.
Preferred B-1 Shares	Series B-1 Preferred Shares of the Company, no par value.
Preferred B-2 Shareholder	Holder of Preferred B-2 Shares.
Preferred B-2 Shares	Series B-2 Preferred Shares of the Company, no par value.
Preferred C Shares	Series C Preferred Shares of the Company, no par value.
Preferred C Shareholder	Holder of Preferred C and Preferred C Shares.
Preferred Shareholders	Holders of Preferred B-1 Shares, Preferred B-2 Shares, and Preferred C Shares.
Preferred Shares	Collectively, the Preferred A Shares, the Preferred B-1 Shares, the Preferred B-2 Shares, and the Preferred C Shares.
Securities	Shares of capital stock (whether or not registered on the date hereof), bonds, capital notes or securities, any of which that are shares or that are, or may become, convertible, exchangeable or exercisable into shares (including rights, options and warrants to purchase shares), and certificates conferring a right in such securities, in each case issued by the Company.
Series A Original Issue Price	Means with respect to the: (i) Preferred A-1 Shares - US $183.13, (ii) Preferred A-2 Shares - US $121.75, (iii) Preferred A-3 Shares - US $86.52, (iv) Preferred A-4 Shares - US $71.69 ,and (v) Preferred A-5 Shares - US $70.86 - the price per share originally paid by the investors in consideration for the (pre-capitalization) Series A Preferred Shares, all subject to adjustment for any share combination, subdivision or other recapitalization of the Preferred A Shares.

Series B-1 Original Issue Price	Means US$17.45, subject to adjustment for any share combination, subdivision or other recapitalization of the Preferred B-1 Shares or as otherwise provided in these Articles.
Series B-2 Original Issue Price	Means US$3.49, subject to adjustment for any share combination, subdivision or other recapitalization of the Preferred B-2 Shares or as otherwise provided in these Articles.
Series C Original Issue Price	Means $6.70, subject to adjustment for any share combination, subdivision or other recapitalization of the Preferred C Shares or as otherwise provided in these Articles.
Series C SPA	Means that certain Series C Share Purchase and Recapitalization Agreement, by and between the Company and the Purchasers (as defined therein) dated September 5, 2024.
Terra Group	Means Terra Venture Partners and its parallel investment vehicles.

1.2.          Unless the subject or the context otherwise requires, each word and expression not specifically defined herein and defined in the Companies Law as in effect on the date when these Articles first became effective shall have the same meaning herein, and to the extent that no meaning is attached to it in the Companies Law, the meaning ascribed to it in the Companies Regulations, and if no meaning is ascribed thereto in the Companies Regulations, the meaning ascribed to it in the Securities Law, 1968 or the regulations promulgated thereunder.

1.3.          Words and expressions importing the singular shall include the plural and vice versa, words and expressions importing the masculine gender shall include the feminine gender and words and expressions importing persons shall include corporate entities. The term “including” shall mean “including without limitation”. Any reference to the term “person” shall include an individual, corporation, partnership, joint venture, trust, any other corporate entity and any unincorporated corporation or organization.

1.4.          The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

1.5.          All shares held or acquired by a Shareholder and its Permitted Transferees, shall be aggregated together for the purpose of determining the availability of any rights to such Shareholder under these Articles.

1.6.          Without derogating from the generality of the above, all shares and all then outstanding and exercisable options (meaning, expired options shall not be counted) held or acquired by the Founder and its Permitted Transferees, shall be aggregated together for the purpose of determining the availability of any rights to such Shareholder under these Articles, and the permitted level of participation in those rights.

2.	Private Company

The Company is a private company, as defined in the Companies Law. Furthermore:

2.1.          The number of Shareholders for the time being of the Company (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the Company were, while in such employment, and have continued after termination of such employment to be, Shareholders of the Company), shall not exceed fifty (50), but where two or more persons jointly own one or more shares in the Company, they shall, for the purposes of this Article, be treated as a single Shareholder;

2.2.          Any invitation to the public to subscribe for any shares or debentures of the Company is hereby prohibited; and

2.3.          The right to transfer shares in the Company shall be restricted as hereinafter provided.

3.	The Purpose of the Company

The purpose of the Company is to operate in accordance with business considerations to generate profits; provided, however, that the Company may donate reasonable amounts to worthy causes, as the Board may determine in its discretion, even if such donations are not within the framework of business considerations.

4.	The Objectives of the Company

The Company shall engage in any lawful business.

5.	Limited Liability

The liability of the Shareholders of the Company is limited, each one up to the par value amount of the shares of the Company allotted to him.

6.	Share Capital

X.           3,326,330 מניות רגילות, ללא ערך נקוב.

XI.          6,202 מניות בכורה א'-1, ללא ערך נקוב.

XII.         4,700 מניות בכורה א-2, ללא ערך נקוב.

XIII.        1,041 מניות בכורה א'-3, ללא ערך נקוב.

XIV.        2,812 מניות בכורה א'-4, ללא ערך נקוב.

XV.         22,944 מניות בכורה א'-5, ללא ערך נקוב.

XVI.        153,311 מניות בכורה ב-1', ללא ערך נקוב.

XVII.       153,311 מניות בכורה ב'-2, ללא ערך נקוב.

XVIII.     2,154,593 מניות בכורה ג', ללא ערך נקוב.

6.1.          The registered share capital of the Company is divided into: (a) 3,326,330   Ordinary Shares; (b) 37,699 Preferred A Shares consisting of 6,202 Preferred A-1 Shares (the “Preferred A-1 Shares”), 4,700 Preferred A-2 Shares (the “Preferred A-2 Shares”), 1,041 Preferred A-3 Shares (the “Preferred A-3 Shares”), 2,812 Preferred A-4 Shares (the “Preferred A-4 Shares”), 22,944 Preferred A-5 Shares (the “Preferred A-5 Shares”); (c) 306,622 Preferred B Shares consisting of 153,311 Preferred B-1 Shares, and 153,311 Preferred B-2 Shares (collectively, the “Preferred B Shares”), and (d) 2,154,593 Preferred C Shares. The Preferred A-1 Shares, Preferred A-2 Shares, Preferred A-3 Shares, Preferred A-4 Shares, Preferred A-5 Shares shall collectively be also referred to as the “Pre-Carve-Out A Shares”).

6.2.          The Ordinary Shares shall have all the rights attached to the Ordinary Shares in these Articles, including the right to receive notices of General Meetings, to attend and vote at General Meetings, to participate in distribution of Dividends and to participate in distribution of surplus assets and funds in the Company (subject to the provisions of Articles 76 and 93), and no other rights except as may be expressly provided for herein or under the Companies Law.

6.3.          Subject to and without derogating from the provisions of Articles 76 and 93, all the Ordinary Shares rank pari passu in relation to the amounts of capital paid or credited as paid on their nominal value, in connection with Dividend, the distribution of bonus shares and any other distribution, return of the capital and participation in a distribution of the Company’s surplus assets on winding up.

6.4.          The Preferred Shares shall confer on the holders thereof all rights accruing to holders of Ordinary Shares in the Company, and in addition, the Preferred Shares shall have the rights, preferences and privileges granted to the Preferred Shares in these Articles.

7.	Conversion of Preferred Stock

7.1.          Conversion by Holder. Each Preferred Share shall be convertible, at the option of the holder thereof, in whole or in part, at any time or from time to time, into fully paid and non-assessable Ordinary Shares as is determined by Article 7.3.

7.2.          Automatic Conversion. All outstanding Preferred Shares shall be automatically converted into duly authorized fully paid and non-assessable Ordinary Shares (i) immediately prior to the closing of an IPO; or (ii) upon the written consent of the holders of at least a majority of the then outstanding Preferred Shares voting together as one class (on an as-converted basis). The Company shall give notice to each holder of Preferred Shares of this conversion not less than fourteen (14) days prior to the consummation of an IPO, or promptly after the receipt of the notice from the requisite holders of Preferred Shares, as the case may be.

7.3.          Conversion Price

The number of Ordinary Shares issuable upon the conversion of each Preferred Share shall equal the quotient obtained by dividing (x) the respective Original Issue Price of each share, by (y) the conversion price per share applicable to such share in effect at the time of conversion. The conversion price per share for each Preferred Share shall as of the Effective Date be such share’s respective Original Issue Price, and shall be subject to adjustment from time to time as provided in Articles 7.5 and 7.6 below. The respective conversion price of each Preferred Share, as in effect from time to time, is referred to as its “Conversion Price”.

7.4.          Mechanics of Conversion

(a)            Each holder that desires to convert Preferred Shares into Ordinary Shares pursuant to Article 7.1 shall surrender the certificate or certificates therefor at the office of the Company, and shall give notice to the Company at such office that such holder elects to convert the same and shall state therein the number of Preferred Shares being converted. Thereupon the Company shall promptly issue and deliver at such office to such holder certificates for the number of Ordinary Shares to which such holder is entitled upon conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the Preferred Shares to be converted, and the person entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares on such date.

(b)           In the event of any conversion of Preferred Shares pursuant to Article 7.2, the certificates representing such Preferred Shares shall thereupon represent solely the right to receive the Ordinary Shares into which the Preferred Shares represented by such certificates shall have been converted upon the tender of such certificates to the Company, and the record holder of such Preferred Shares shall be treated for all purposes as the record holder of such Ordinary Shares effective upon the date of such conversion. Upon the occurrence of such conversion of the Preferred Shares, the holders thereof shall surrender the certificates representing such shares at the office of the Company. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, certificates for the number of shares of Ordinary Shares into which the Preferred Shares surrendered were convertible on the date of such conversion. Failure to surrender the certificate pursuant to the terms hereof shall not affect the conversion.

7.5.          Adjustments. The Conversion Price and the number of Ordinary Shares issuable upon conversion of each Preferred Share shall be subject to adjustment as follows:

(a)           Adjustment for Stock Splits and Combinations. If the Company effects a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately before the subdivision shall be proportionately decreased, and, the number of Ordinary Shares issuable upon conversion shall be proportionately increased. Conversely, if the Company combines the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately before the combination shall be proportionately increased, and, the number of Ordinary Shares issuable upon conversion shall be proportionately decreased. Any adjustment under this paragraph (a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)           Adjustments for Reclassification, Exchange and Substitution. In the event the Ordinary Shares issuable upon the conversion of the Preferred Shares are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article 7), then in any such event each holder of Preferred Shares shall have the right thereafter to receive, upon the conversion of such Preferred Shares, the kind and amount of shares and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of Ordinary Shares into which such Preferred Shares would have been converted, all subject to further adjustments as provided herein.

(c)            Reorganizations, Mergers, Consolidations or Sales of Assets. If there is a capital reorganization of the Ordinary Shares (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Article 7) or a merger or consolidation of the Company with or into another company, or the sale of the Company’s properties and assets to any other person, then, subject to compliance with, and without derogating in any manner from the provisions of Article 93 hereof (if applicable to such transaction), as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive, upon the conversion of such Preferred Shares, the number of shares of stock or other securities or property to which a holder of the number of shares of Ordinary Shares issuable upon such conversion would have been entitled upon such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 7 with respect to the rights of the holders of such Preferred Shares after the reorganization, merger, consolidation or sale to the end that the provisions of this Article 7 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of such Preferred Shares) shall be applicable after that event and be as nearly equivalent as may be practicable.

(d)           Share Dividend. Subject to the provisions of Article 76, if the Company at any time pays a Dividend, with respect to its Ordinary Shares only, payable in additional Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Ordinary Shares, without any comparable payment or distribution to the holders of Preferred Shares (hereinafter referred to as “Ordinary Shares Equivalents”), then the Conversion Price shall be adjusted as at the date the Company fixes as a record date for the purpose of receiving such Dividend (or if no such record date is fixed, as at the date of such payment) to that price determined by multiplying the Conversion Price in effect immediately prior to such record date (or if no record date is fixed then immediately prior to such payment) by a fraction (a) the numerator of which shall be the total number of Ordinary Shares outstanding and those issuable with respect to Ordinary Shares Equivalents prior to the payment of such Dividend, and (b) the denominator of which shall be the total number of shares of Ordinary Shares outstanding and those issuable with respect to such Ordinary Shares Equivalents immediately after the payment of such Dividend (plus, in the event that the Company paid cash for fractional shares, the number of additional shares which would have been outstanding had the Company issued fractional shares in connection with such Dividend).

(e)           Notices of Record Date. In the event of (A) any taking by the Company of record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any Dividend or other distribution, or (B) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other company, or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Preferred Shares, at least twenty one (21) days prior to the record date specified therein (or such shorter period as may be agreed to by holders of majority of the Preferred Shares), a notice specifying (1) the date on which any such record is to be taken for the purpose of such Dividend or distribution and a description of such Dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as of when the holders of record of Ordinary Shares and Preferred Shares (or other securities) shall be entitled to exchange their securities for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(f)            Rounding of Calculations; Minimum Adjustment. Any provision of this Article 7 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any such subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(g)           Adjustments Cumulative. Each of the adjustments pursuant to this Article 7 shall be applied individually and cumulatively upon the occurrence of any of the events specified therein, and shall apply from and after the date of these Articles to the registered Preferred Shares.

(h)           Impairment. Subject to the Company’s power and authority to amend the Articles, restructure its capital, merge or enter into sales of assets transactions, the Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Article 7 by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 7 and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

7.6.          Reservation of Shares Issuable. The Company shall at all times reserve and keep available out of its registered but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares; and if at any time the number of registered but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its registered but unissued Ordinary Shares, to such number of shares as shall be sufficient for such purpose.

8.	Increase of Share Capital

8.1.          The Company may, from time to time, by a resolution of the General Meeting adopted by an Ordinary Majority, whether or not all the shares then registered and registered have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its authorized share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution of the General Meeting shall provide.

8.2.          Except to the extent otherwise provided in such resolution of the General Meeting, such new shares shall be subject to all the provisions applicable to the shares of the original capital.

9.	Special Rights; Modifications of Rights

9.1.          Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by a resolution of the General Meeting adopted by an Ordinary Majority, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether with respect to liquidation, dividends, voting, conversion, repayment of share capital or otherwise, as may be stipulated in such resolution.

9.2.          Modification of Rights

(a)           If at any time the share capital is divided into different classes of shares, the rights attached to any class may be modified or abrogated by the Company by a resolution of the General Meeting adopted by an Ordinary Majority, except as otherwise set forth in this Article 9.2.

(b)           Any modification that would directly adversely alter the rights attached to any class, without correspondingly adversely altering the rights attached to all other classes, shall require the consent in writing or a resolution of an Ordinary Majority. Any modification to the provisions of Article 1.6, the definitions of "Permitted Transferee" and “Eligible Shareholder” (as they relate to the Founder and Mashav-Barath), the provisions of this Article 9.2(b), and the right of the Founder to appoint a director - shall require the consent in writing of the Founder or Mashav-Barath as applicable (in addition to any other corporate approval required by law or by these Articles).

10.	Consolidation, Subdivision, Cancellation, Increase and Reduction of Share Capital

10.1.        The Company may, from time to time, by a resolution of the General Meeting adopted by an Ordinary Majority (subject, however, to the provisions of Article 9.2 and to the Companies Law):

(a)           Consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;

(b)           Subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles (subject to the provisions of the Companies Law), and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

(c)           Cancel any shares which, at the date of the adoption of such resolution of the General Meeting, have not been allotted, so long as the Company is not under an obligation to allot these shares, and diminish the amount of its share capital by the amount of the shares so cancelled.

(d)           Reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by Law.

(e)           Increase its share capital, regardless of whether or not all of its shares have been issued, or whether the shares issued have been paid in full, by the creation of new shares, divided into shares in such par value, and with such preferred or deferred or other special rights (subject always to the provisions of these Articles), and subject to any conditions and restrictions with respect to Dividends, return of capital, voting or otherwise, as shall be directed by the resolution; or

(f)            Convert part of its issued and paid-up shares into deferred shares with the consent of the holders of such shares.

10.2.        With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, including upon conversion of the Preferred Shares, the Board may settle any difficulty which may arise with regard thereto, as it deems appropriate, including resort to one or more of the following actions:

(a)           Determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

(b)           Allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(c)           Redeem, in the case of redeemable shares, and subject to applicable Law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(d)           Cause the transfer of fractional shares by certain Shareholders to other Shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this Article 10.2, without regard to any restriction or limitation that may apply to the transfer of such shares, as may be provided herein.

11.	Issuance of Share Certificates; Replacement of Lost Certificates; Bearer Certificates

11.1.        The Company shall maintain a Shareholder Register, to be administered by the corporate secretary of the Company, subject to the oversight of the Board.

11.2.        Share certificates shall bear the signatures of one Director and the corporate secretary, or of two Directors, or of any other person or persons authorized thereto by the Board; provided, however, that in the event the Board consists of one Director, the share certificate shall bear the signature of such Director or of any other person or persons authorized thereto by the Board. Every certificate shall bear the Company’s printed name or its seal or stamp, if existent pursuant to Article 97.2.

11.3.        Each Shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board, or the persons authorized to sign such Shareholder’s certificates (as aforesaid in Article 11.2), so approve, to several certificates, each for one or more of such shares. Each certificate may specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

11.4.        A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Shareholder Register in respect of such co-ownership.

11.5.        If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board may deem appropriate.

11.6.        The Company shall not issue bearer share certificates which grant the bearer rights in the shares specified therein.

12.	Registered Holder

Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, shall be entitled to treat the holder of any share in trust as a Shareholder and to issue to him a share certificate, provided that the trustee notify the Company of the identity of the beneficiary, and, accordingly, the Company shall not, except as ordered by a court of competent jurisdiction, or as required by Law, be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

13.	Issuance of Shares and other Securities

13.1.        The Board may issue shares and other Securities of the Company, up to the limit of the Company’s registered share capital. If the Company’s registered share capital includes a number of classes of shares and Securities, shares and Securities exceeding the limit of the registered share capital of such class shall not be issued. In such regard, Securities convertible or exercisable into shares shall be deemed to have been converted or exercised on the date of their issue.

13.2.        The issuance of shares and other Securities, in accordance with Article 13.1, from time to time, shall be under the control of the Board, who shall have the power to allot shares and other Securities or otherwise dispose of them to such persons, on such terms and conditions (including terms relating to calls as set forth in Article 16 hereof), and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board may deem appropriate, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board may deem appropriate.

13.3.        The Board has the sole authority to issue a series of bonds or other debt Securities, as part of its authority to take a loan on behalf of the Company, and within the limits of such authority.

13.4.        Subject to applicable Law, the Company is entitled to pay a commission, including underwriting fees, to any person, as determined by the Board. Payments, as stated in this Article 13.4, may be paid in cash or in Securities of the Company, or in a combination thereof.

13.5.        The Company shall not issue a share, all or part of the consideration of which is not to be paid in cash, unless the consideration for the share was specified in a written document and approved by the Board, subject however to the provisions of Article 13.6.

13.6.        Delegation of Power to Issue Securities. The Board may delegate any power to issue or allot Securities as follows:

(a)           to a Committee of the Board (as defined in Article 66 below) – in an issuance of Securities within the framework of an equity compensation plan for employees (“ESOP”), employment agreements or salary agreements between the Company and its employees, or such agreements between the Company and employees of an affiliated company (if approved by the board of directors of the affiliated Company). The power delegated to such committee to issue any such Securities shall be subject to the ESOP.

(b)           to a Committee of the Board, the General Manager or another person recommended by the General Manager – in the case of issuance of shares of the Company due to exercise or conversion of any Securities.

This Article 13.6 shall not derogate from, and be in addition to, the provisions of this Article 13 or of Article 66 below.

14.	Preemptive Rights on Company Share Issuance

Until the closing of an IPO, each Eligible Shareholder shall have the right to purchase its Pro Rata Share of New Securities (each as defined in Article 14.1(a) below) that the Company may, from time to time, propose to sell and issue, in accordance with the terms and conditions of this Article 14.

14.1.        Definitions

(a)           The “Pro Rata Share” of any Eligible Shareholder, for purposes of this Article 14 and for purposes of Article 23 hereof, is the quotient of (x) the number of Ordinary Shares owned by such Shareholder (on an as-converted basis) immediately prior to the issuance of New Securities, divided by (y) the total number of Ordinary Shares of the Company (on an as-converted basis) immediately prior to the issuance of New Securities.

(b)           The term “New Securities” shall mean any Securities except for the following (such excluded securities to be referred to as “Excluded Securities”):

(i)            Ordinary Shares issued or granted pursuant to employee stock option plans approved by the Board, or otherwise pursuant to resolutions of the Board

(ii)           Ordinary Shares issuable upon conversion of the Preferred Shares;

(iii)          Securities offered to the public in an IPO;

(iv)          Securities issued in connection with any share split or share dividend by the Company;

(v)           To the extent so approved by the Board, any Securities issued to a bank or other financing institutions in connection with credit lines and loans granted to the Company;

(vi)          To the extent so approved by the Board, any Securities issued to a person designated by the Board as a strategic investor, strategic alliances or partners or customers, provided that such issuances in the aggregate (for each such strategic investor) do not exceed 2% of the Company shares on as converted fully-diluted basis;

(vii)         Securities issued in connection with the exercise of warrants or options, or due to the conversion of convertible securities or debt, provided that said warrants, options or convertible securities or debt were (a) in existence at or prior to the Effective Date of these Articles or (b) originally issued as New Securities after taking all actions required under this Article 14; and

(viii)        Securities issued to Mashav-Barath or the Founder pursuant to the terms of the Management Agreement.

(ix)           Issuances with respect to which the Ordinary Majority has resolved that such issuances shall be an issuance of an Excluded Security.

14.2.        Manner of Notice and Acceptance

(a)           In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Eligible Shareholder written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same.

(b)           Each Eligible Shareholder shall have 20 days after receipt of such notice to agree to purchase up to its Pro Rata Share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Failure to timely respond to the Company notice shall be deemed as a decision not to purchase any of the New Securities.

14.3.        Sale of Securities Unsubscribed

(a)           If the Eligible Shareholders who elect to purchase their full Pro-Rata Share also elect to purchase more than such Pro Rata Share of the New Securities, the New Securities remaining after satisfaction of the aforesaid full Pro-Rata Share shall be issued to such shareholders in accordance with their pro-rata portions amongst the shares then held by such Eligible Shareholders.

(b)           In the event that by the end of the 20 days period specified above, not all of the New Securities have been subscribed for by Eligible Shareholders, the Company shall have 90 days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be sold, if at all, within 45 days from the date of said agreement) all or part of the remaining New Securities in respect of which the rights of the Eligible Shareholders were not exercised, at a price not lower and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice.

(c)           In the event the Company has not sold the New Securities within such 90 day period (or sold and issued New Securities in accordance with the foregoing within 45 days from the date of such agreement) the Company shall not thereafter issue or sell any New Securities, without first offering such New Securities to the Eligible Shareholders and in the manner provided above.

15.	Payment in Installments

If by the terms of issuance of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then-registered holder(s) of the share or the person(s) entitled thereto.

16.	Calls on Shares

16.1.        The Board may, from time to time, make such calls as it may deem appropriate upon Shareholders in respect of any sum unpaid in respect of shares held by such Shareholders which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each Shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board (and in the notice referred to in Article 16.2), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

16.2.        Notice of any call shall be given in writing to the applicable Shareholder(s) not less than 14 days prior to the time of payment, specifying the time and place of payment, and designating the person to whom and the place where such payment shall be made; provided, however, that before the time for any such payment, the Board may, by notice in writing to such Shareholder(s), revoke such call in whole or in part, extend such time, or alter such designated person and/or place. In the event of a call payable in installments, only one notice thereof needs be given.

16.3.        If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board and of which due notice had been given, and all the provisions herein contained with respect to calls shall apply to each such amount.

16.4.        The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

16.5.        Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board may prescribe.

16.6.        A Shareholder shall not be entitled to his rights as shareholder, including Dividend, unless he has paid all the amounts detailed in the calls made on him, together with interest and expenses, if any, unless otherwise prescribed by the Board.

16.7.        Upon the allotment of shares, the Board may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

17.	Prepayment

With the approval of the Board, any Shareholder may prepay to the Company any amount not yet payable in respect of his shares.

18.	Forfeiture and Surrender

18.1.        If any Shareholder fails to pay any amount payable in respect of a call, or interest thereon as provided herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board, may at any time thereafter, so long as such amount or interest remains unpaid, determine that such Shareholder shall forfeit all or any of the shares in respect of which such call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including attorneys’ fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

18.2.        Upon the adoption of a resolution of forfeiture, the Board shall cause notice thereof to be given to the Shareholder whose shares are the subject of such forfeiture, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board may nullify such resolution of forfeiture, but no such nullification shall estop the Board from adopting a further resolution of forfeiture in respect of the non-payment of such amount.

18.3.        Whenever shares are forfeited as herein provided, all distributions theretofore declared in respect thereof and not actually paid or distributed shall be deemed to have been forfeited at the same time.

18.4.        The Company, by resolution of the Board, may accept the voluntary surrender of any share.

18.5.        Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board deems appropriate. Any such share shall become a dormant share, and shall not confer any rights, so long as it is held by the Company.

18.6.        Any Shareholder whose shares have been forfeited or surrendered shall cease to be a Shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 16.5 above, and the Board, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board, may accelerate the date(s) of payment of any or all amounts then owing by the Shareholder in question (but not yet due) in respect of all shares owned by such Shareholder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

18.7.        The Board may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems appropriate, but no such nullification shall estop the Board from re-exercising its powers of forfeiture pursuant to this Article 18.

19.	Lien

19.1.        Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each Shareholder which are not fully paid up (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements arising from any cause whatsoever, solely or jointly with another, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all distributions from time to time declared in respect of such shares. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of any lien existing on such shares immediately prior to such transfer.

19.2.        The Board may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board may deem appropriate, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the Company’s intention to sell shall have been served on such Shareholder, his executors or administrators.

19.3.        The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such Shareholder (whether or not the same have matured), or any specific part of the same (as the Board may determine), and the balance, if any, shall be paid to the Shareholder, his executors, administrators or assigns.

20.	Sale after Forfeiture or Surrender or in Enforcement of Lien

Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board may appoint a person to execute an instrument of transfer of the shares so sold and cause the purchaser’s name to be entered in the Shareholder Register in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Shareholder Register in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

21.	Redeemable Securities

The Board may, subject to applicable Law, issue redeemable Securities, with such rights and on such conditions as the Board prescribes, and redeem the same.

TRANSFER OF SHARES

22.	Transfer of Shares Generally

22.1.        No sale, assignment, conveyance, pledge, grant of any security interest or gift, or any other disposition or transfer (collectively “Transfer” or “transfer”) of any share of the Company shall be effective unless such Transfer is effected in compliance with the provisions of Articles 22, 23 and 24, provided, however, that any transfer of shares (other than Permitted Transfer (as defined below)) shall require the approval of the Board, which approval shall not be unreasonably withheld, provided that the Board of shall be entitled to reject a transfer as further set forth in this Article 22.

22.2.        The Board may refuse to register a Transfer of shares, inter alia, in the event that such a Transfer is to a competitor of the Company, as determined by the Board, or in the event that such a Transfer would result in the Company having more than 50 shareholders. The Board shall refuse to register a Transfer of shares in the event that such a Transfer is in violation of these Articles and/or if the transferee does not agree in writing, prior to such Transfer, to assume and be bound by all obligations of the transferor relating to the Company’s share capital under any instrument and agreement involving the transferor and the Company.

22.3.        No Transfer of shares shall be registered unless the Company receives a deed of transfer or other proper instrument of transfer (in form and substance satisfactory to the Board or the corporate secretary of the Company), together with the share certificate(s) and such other evidence of title as the Board or the corporate secretary of the Company may reasonably require. Until the transferee has been registered in the Shareholder Register in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board may, from time to time, prescribe a fee for the registration of a Transfer. A deed of transfer shall be in the following form or in any substantially similar form, including any such form as is acceptable to the transfer agent for the Company’s shares, or in any form otherwise approved by the Board or the corporate secretary of the Company.

Deed of Transfer

I, _________, (hereinafter: the “Transferor”) of ________________, do hereby transfer, in consideration for ____________, to ______________ (hereinafter: the “Transferee”), ______________share(s) no par value each of Silentium Ltd. (hereinafter: the “Company”), share certificate(s) no. _______________, to be held by the Transferee and/or his executors, administrators and assigns, subject to the same terms and conditions under which I held the same at the time of execution hereof; and the Transferee, do hereby agree to take the said share(s) subject to the conditions aforesaid.

In witness whereof we hereby execute this Deed of Transfer, this ___day of ______, 20__.

The Transferor	The Transferee

Name:	Name:
Signature:	Signature:

22.4.        Upon the death of a Shareholder, the Company shall recognize the custodian or administrator of the estate or executor of the will, and in the absence of such, the lawful heirs of the Shareholder, as the only holders of the right for the shares of the deceased Shareholder, after receipt of evidence to the entitlement thereto, as determined by the Board.

22.5.        The Company may recognize the receiver or liquidator of any corporate Shareholder in liquidation or dissolution, or the receiver or trustee in bankruptcy of any Shareholder, as being entitled to the shares registered in the name of such Shareholder, after receipt of evidence to the entitlement thereto, as determined by the Board.

22.6.        A person acquiring a right in shares as a result of being a custodian, administrator of the estate, executor of a will or the heir of a Shareholder, or a receiver, liquidator or a trustee in a bankruptcy of a Shareholder or according to another provision of Law, is entitled, after providing evidence of his right to the satisfaction of the Board, to be registered as the Shareholder or to transfer such shares to another person, subject to the provisions of this Article 22.

22.7.        The Board may suspend the registration of Transfers during the thirty (30) days immediately preceding the Annual Meeting, as defined below.

22.8.        Unless otherwise provided elsewhere, the provisions of this Article 22 shall also apply to other Securities issued by the Company, mutatis mutandis.

22.9.        Subject to any terms and conditions contained in these Articles and any ancillary agreement with respect to the transferred securities, the term “Permitted Transfer” shall mean a transfer to a Permitted Transferee; provided that a transfer of any share pursuant to this Article 22.9 shall only be treated as a Permitted Transfer if (i) the transferee agrees in writing to be bound by the terms and conditions of these Articles and any ancillary agreement with respect to the transferred securities, and (ii) such a transferee is not deemed by the Board in good faith as a party whose business is competitive with the Company).

23.	Rights of First Refusal

23.1.        Manner of Notice and Acceptance

(a)           Until the closing of an IPO, any Shareholder proposing to transfer all or any of his shares in the Company other than to a Permitted Transferee or in an M&A Transaction (the “Offeror”) shall first offer such shares (the “Offered Shares”), at the price and on the terms of the proposed transfer, including the identity of the proposed transferee (if known), by written notice to each Eligible Shareholder (the “Offerees”) with a copy to the Company. The notice shall include the requested price and terms of sale of the Offered Shares (the “Offer”).

(b)           Any Offeree may accept such offer in respect of all or any of the Offered Shares by giving the Offeror (with a copy to the Company) notice to that effect within 14 days after receiving the Offer. Failure to timely accept the Offered Shares, in whole or in part, shall be deemed as a decision not to purchase any of the Offered Shares.

23.2.        Result of Acceptances

(a)           If the acceptances, in the aggregate, are in respect of all of, or more than, the Offered Shares, then the accepting Offerees shall be entitled to acquire all, but no less than all of the Offered Shares, on the terms aforementioned, allocated among them in proportion to their respective Pro Rata Shares or as otherwise requested by and agreed to by the accepting Offerees, provided that no Offeree shall be obligated to acquire under the provisions of this Article 23 more than the number of Offered Shares accepted by such Offeree. Any shares remaining after the computation of such respective entitlements shall be re-allocated among the accepting Offerees (other than those to be disregarded as aforesaid), in the same manner, until all of the Offered Shares have been allocated as aforesaid.

(b)           If the acceptances by Offerees, in the aggregate, are in respect of less than all of the Offered Shares or if no acceptance by Offerees were received, then the Offeror, at the expiration of the aforementioned 14-day period, shall transfer to the Offerees the Offered Shares that they elected to purchase and shall be entitled, subject to compliance with the provisions of Articles 22, 23 and 24, to transfer the remaining Offered Shares at a price not lower and on terms no more favorable to the buyer(s) than those stated in the Offer, and provided further that if the Offered Shares are not transferred within 120 days after the expiration of such 14 day period, any subsequent sale shall again be subject to the provisions of this Article 23.

24.	Reserved

25.	Bring Along

25.1.        Notwithstanding any other term or provision set forth in these Articles, and notwithstanding Section 341 to the Companies Law, until the closing of an IPO, if the holders of more than a majority of the Company’s issued and outstanding shares (on an as converted basis) held by shareholders (the “Bring-Along Sellers”), in one transaction or in a series of related transactions (a “Bring-Along Transaction”), determine to sell all of the shares held by them to any person or entity (a “Bring-Along Sale” and the “Bring-Along Purchaser”, respectively), and in the event the Bring-Along Sale is conditional upon the sale of all of the remaining shares of the Company, then the Bring-Along Sellers shall have the right to require each of the remaining holders of shares (the “Bring-Along Shareholders”) to include in such Bring-Along Sale all shares of any class or series held by such Bring-Along Shareholder in such Bring-Along Sale. Any such sales of share capital, or participation in such sale of the Company, by the Bring-Along Shareholders shall be on the same terms and conditions, mutatis mutandis, as the proposed Bring-Along Sale by the Bring-Along Sellers, allowing for the payment of premiums on account of Preferred Shares, based on the liquidation preferences and priorities as are set forth in Article 93 below; provided, however, that a Bring-Along Shareholder will not be required to comply with this Article 25 in connection with any Bring-Along Transaction, unless the terms of such a Bring-Along Transaction provide that: (i) each holder of a series of Preferred Share will receive the same amount of consideration per share of such series of Preferred Share as is received by other holders in respect of their shares of such same series, (ii) any representations and warranties to be made by such Bring-Along Shareholder in connection with the Bring-Along Transaction are limited to representations and warranties related solely to (a) authority, ownership and the ability to convey title to such Bring-Along Shareholder’s shares free and clear of all liens and third party rights (b) the obligations of the shareholder in connection with the transaction have been duly authorized, if applicable; (c) the documents to be entered into by the shareholder have been duly executed by the shareholder and delivered to the purchaser and are enforceable against the shareholder in accordance with their respective terms; and (d) neither the execution and delivery of documents to be entered into by the shareholder in connection with the transaction, nor the performance of the shareholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the shareholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the shareholder; (iii) the Bring-Along Shareholder will not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Bring-Along Transaction, other than the Company, (iv) other than in connection with fraud or willful misconduct of a Bring-Along Shareholder, the liability for indemnification of a Bring-Along Shareholder shall be limited to a negotiated aggregate indemnification amount that applies equally to all shareholders, and in any event does not exceed the amount of consideration paid to such Bring-Along Shareholder in connection with such Bring-Along Transaction, and (v) the liability for indemnification, if any, of such Bring-Along Shareholder for the inaccuracy of any representations and warranties made by the Company in connection with such Bring-Along Transaction, is several and not joint with any other person, and is pro rata in proportion to such Bring-Along Shareholder’s applicable share of a negotiated aggregate indemnification amount that applies equally to all shareholders. In addition, if any holders of any share of the Company are given an option as to the form and amount of consideration to be received as a result of the Bring-Along Transaction, all holders of such shares will be given the same option.

25.2.        The Bring-Along Sellers participating in a proposed Bring-Along Sale shall promptly (and in no event later than thirty (30) calendar days prior to the proposed consummation thereof) provide each Bring-Along Shareholder with written notice of any such sale, and such notice shall set forth: (i) the name and address of the proposed Bring-Along Purchaser of the shares included in the Bring-Along Sale; (ii) the proposed amount and form of consideration to be paid for such shares or to be paid in such sale and the terms and conditions of payment offered by the proposed Bring-Along Purchaser; (iii) the date for the delivery of and payment for the shares, which delivery shall take place not fewer than ten (10) days after delivery of such notice. At the date so specified, each Bring-Along Shareholder (or the legal representative of such Bring-Along Shareholder) shall deliver certificates for such shares accompanied by written instruments of transfer duly executed by such Bring-Along Shareholder (or the legal representative of such Bring-Along Shareholder), free and clear of any liens, charges, claims, rights or encumbrances whatsoever.

25.3.        If a Bring-Along Shareholder is obligated to sell his, her or its shares, and such Bring-Along Shareholder fails to deliver the certificates representing such shares in accordance with the terms of this Article 25, the Company shall register on its share transfer records the certificate or certificates representing such shares required to be sold pursuant to this Article 25 as transferred in the name of the Bring-Along Purchaser and such share certificates in the possession of the Bring-Along Shareholder (or the legal representative of such Bring-Along Shareholder) shall become null and void, and any consideration to be paid to such Bring-Along Shareholder in a transaction pursuant to this Article 25 shall be held in escrow by a trustee designated by the Company until such Bring-Along Shareholder delivers the certificates.

25.4.        In the event the consideration to be paid in exchange for Ordinary Shares in a transaction pursuant to this Article 25 includes any securities, and the receipt thereof by a shareholder would require under applicable Law the provision to any Bring-Along Shareholder of any information other than such information as would be required in an offering made pursuant to Regulation D under the United States Securities Act of 1933, as amended, solely to “accredited investors” as defined in Regulation D, the Bring-Along Sellers may require that such Bring-Along Shareholders accept, in lieu of securities, an amount in cash equal to the “fair market value” of such securities, as of the date of issuance of such securities, as determined by the Board.

25.5.       Each Bring-Along Shareholder, whether in his, her or its capacity as a shareholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order to expeditiously consummate each transaction pursuant to this Article 25 and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; voting his, her or its shares, by written consent or otherwise, with respect to such shares which such Bring-Along Shareholder is entitled to vote at any meeting of security holders of the Company (whether ordinary or extraordinary and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, in favour of the consummation of such transaction and any related transactions; and otherwise cooperating with the Bring-Along Sellers and the prospective buyer. Without limiting the generality of the foregoing, each Bring-Along Shareholder agrees to execute and deliver such agreements as may be reasonably specified by the Bring-Along Sellers to which such Bring-Along Sellers will also be a party.

25.6.        The majority requirements and the procedures set forth in this Article 25 shall apply in lieu of those set forth in Section 341 of the Companies Law. The provisions of this Article 25 are in addition to (but may not be acted upon simultaneously with) the provisions of Section 341 of the Companies Law and not in substitution of such provisions, and the Bring-Along Sellers’ at their sole discretion may elect whether to act upon the provisions of this Article 25 or of Section 341 of the Companies Law, to the extent permissible by law.

GENERAL MEETINGS

26.	The Authority of the General Meeting

26.1.        The following matters shall require the approval of the General Meeting:

(a)           Amendment of the Articles.

(b)           The exercise by the General Meeting of the authority of the Board, subject to the provisions of the Companies Law, if it is resolved by the General Meeting that the Board is incapable of exercising its authority, and that the exercise of such authority is essential to the orderly management of the Company.

(c)           The appointment or reappointment of the Company’s Auditor, and the termination or non-renewal of his service.

(d)           To the extent required by the provisions of the Companies Law, the approval of actions and transactions with interested parties and the approval of an action or a transaction of an Office Holder which might otherwise constitute a breach of the duty of loyalty.

(e)           Changes in the share capital of the Company, as set forth in Articles 8 and 9.

(f)            A merger of the Company, as defined in the Companies Law.

(g)           A liquidation of the Company.

(h)           Any other matters which the Companies Law requires to be dealt with at the General Meeting of the Company, or any matters that were given to the General Meeting in these Articles.

26.2.        The General Meeting shall not transfer to another organ of the Company any of its authorities detailed in Article 26.1 above.

26.3.        The General Meeting, by a resolution adopted by eighty percent 80% of the issued and outstanding shares, on an as-converted basis, may assume the authority which is given to another organ of the Company in the event such organ fails to appropriately exercise such authority; provided, however, that such taking of authorities shall be with regard to a specific issue or for a specific period of time, all as stated in the resolution of the General Meeting regarding such taking of authorities.

27.	Annual Meeting

27.1.        An annual General Meeting may be held by the Company, and, at the request of any Shareholder or Director, shall be held, once in every calendar year at such time within a period of not more than fifteen (15) months after the last preceding annual General Meeting and at such place either within or without the State of Israel as may be determined by the Board. These General Meetings shall be referred to as “Annual Meetings.” Notwithstanding the above, the Company may, by a resolution adopted at a general meeting, determine that it shall not be obliged to hold an Annual Meeting, except as may be required for the appointment of an auditor.

27.2.        In the event an Annual Meeting was not held by the Company, the Company shall send to each Shareholder of the Company registered in the Shareholder Register, prior to the date on which the Annual Meeting would have been held and not more than once in every fiscal year, the financial statements of the Company.

27.3.        The agenda of an Annual Meeting shall include the following issues:

(a)           The financial statements of the Company, as of the end of the fiscal year preceding the year of the Annual Meeting, and the report of the Board with respect thereto.

(b)           The report of the Board with respect to the fee paid to the Company’s Auditor.

27.4.        The agenda at an Annual Meeting may include the following issues, in addition to those referred to in Article 27.3:

(a)           The appointment of an Auditor or the renewal of his office.

(b)           Any other issue which was detailed in the agenda for the Annual Meeting.

28.	Special Meetings

28.1.        All General Meetings other than Annual Meetings shall be referred to as “Special Meetings.” A Special Meeting shall discuss and decide in all matters for which the Special Meeting was convened.

28.2.        The Board may, whenever it deems appropriate, convene a Special Meeting at such time and place, within or without the State of Israel, as may be determined by the Board, and shall be obliged to do so upon the demand of one of the following:

(a)           Any Director; or

(b)           Any one or more Shareholders, holding alone or together at least ten percent (10%) of the issued share capital of the Company and at least one percent (1%) of the voting rights in the Company or one or more Shareholders holding at least ten percent (10%) of the voting rights in the Company.

28.3.        The Board, upon demand to convene a Special Meeting in accordance with Article 28.2 above, shall provide notice for the convening of the General Meeting within twenty one (21) days from the receipt of a demand in that respect.

28.4.        If the Board does not convene a Special Meeting as aforesaid, the person requisitioning the meeting, and where Shareholders are involved - also some of them, who have more than half the voting rights in the Company, may convene the meeting themselves, provided that it is not held more than three months after the date the requisition was made, and it shall be convened, insofar as possible, in the same way in which meetings are convened by the Board. Where a general meeting is convened as aforesaid, the Company shall cover the reasonable expenses incurred by the person requisitioning it.

29.	Class Meetings

The provisions of these Articles with respect to General Meetings shall apply, mutatis mutandis, to meetings of the holders of a class of shares of the Company (“Class Meetings”), subject to Article 40.1.

30.	Notice of General Meetings

30.1.        Advance Notice

(a)           Unless a shorter period is permitted by Law, a notice of a General Meeting shall be sent to each Shareholder of the Company registered in the Shareholder Register and entitled to attend and vote at such meeting, at least 7 days prior to the date fixed for the General Meeting; provided, however, that such notice shall not be sent more than 45 days before the date fixed for the General Meeting.

(b)           Anything herein to the contrary notwithstanding, with the written consent of all Shareholders entitled to vote thereon, a resolution may be proposed and passed at such meeting although a shorter notice than hereinabove prescribed has been given. A waiver by a Shareholder can also be made in writing after the fact and even after the convening of the General Meeting.

30.2.        Content of Notice. Subject to the provisions of any Law, each such notice shall specify the place, the day and hour of the meeting, the agenda of the meeting and a concise description of the items for discussion; provided, however, that (i) in the event that the agenda includes a proposal to amend the Articles, the notice shall include the text of the proposed amendment(s); and (ii) with respect to a notice of an Annual Meeting, a copy of the financial statements of the Company shall be delivered, together with the notice of such Annual Meeting, to any Shareholder entitled to vote at such meeting.

30.3.        Changes to Time and Place of any Meeting. The Board’s authority to determine the time and the place for the convening of the General Meeting shall include the power to change such time and/or place, prior to the convening of the General Meeting and subject to the provisions of these Articles and any Law, including with regard to the sending of a new notice to the Shareholders.

30.4.        Validity of Acts. Any accidental omission with respect to the giving of a notice of a General Meeting to any Shareholder or the non-receipt of a notice with respect to a meeting or any other notice on the part of any Shareholder shall not cause the cancellation of a resolution adopted at that meeting, or the cancellation of acts based on such notice.

31.	The Agenda of General Meetings

31.1.        The agenda of General Meetings shall be determined by the Board and shall also include issues for which a Special Meeting is being convened in accordance with Article 28 above, or as may be required upon the request of Shareholders in accordance with the provisions of the Companies Law.

31.2.        The General Meeting shall only adopt resolutions on issues which are on its agenda.

32.	Entitlement to participate in a General Meeting and to vote thereat

32.1.        Subject to the provisions of the Companies Law, the Shareholders who are entitled to participate in and vote at a General Meeting shall be the Shareholders on the date of the General Meeting.

32.2.        An objection to the right of a Shareholder to participate in and vote at a General Meeting must be raised at such meeting and any vote not disqualified thereat shall be deemed valid for any purpose. The Chairperson of the meeting shall decide whether to accept or reject any objection raised at the appointed time with regard to the participation and vote of a Shareholder and his decision shall be final.

33.	Quorum

33.1.        No business shall be transacted at a General Meeting, or at any adjournment thereof, unless a lawful quorum is present when the meeting proceeds to business.

33.2.        Subject to the requirements of the Companies Law and the provisions of these Articles, any two or more Shareholders (not in default in payment of any sum referred to in Article 16 hereof), present in person or by proxy, and who hold or represent in the aggregate at least fifty percent (50%) of the Preferred Shares of the Company, shall constitute a lawful quorum at General Meetings. A Shareholder or his proxy, who also serves as a proxy for other Shareholder(s), shall be regarded as two or more Shareholders, in accordance with the number of Shareholders he is representing.

33.3.        If within an hour from the time appointed for the General Meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week (or the first Business Day thereafter), at the same time and place, or to such day and at such time and place as the Chairperson may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment. No business shall be transacted at any adjourned meeting except business, which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, any one Shareholder (not in default as aforesaid) present in person or by proxy shall constitute a lawful quorum.

34.	Chairperson

The Chairperson of the Board shall preside as Chairperson at every General Meeting. If there is no such Chairperson, or if the Chairperson is not present within fifteen (15) minutes after the time fixed for holding such meeting or is unwilling to act as Chairperson, the Shareholders present shall choose someone of their number or any other person to be Chairperson. The position of Chairperson shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairperson to vote as a Shareholder or proxy of a Shareholder if, in fact, he is also a Shareholder or proxy, respectively).

35.	Adjourned Meeting

35.1.            A General Meeting at which a lawful quorum is present (the “Original General Meeting”), may resolve by an Ordinary Majority to adjourn the General Meeting, from time to time, to another time and/or place (an “Adjourned Meeting”).

35.2.        Notice

(a)           In the event that a General Meeting is adjourned for more than twenty-one (21) days, a notice of the Adjourned Meeting shall be given in the same manner as the notice of the Original General Meeting.

(b)           In the event that a General Meeting is adjourned for twenty-one (21) days or less, a notice of the Adjourned Meeting shall be given as soon as practicable, and not later than seventy-two (72) hours prior to the Adjourned Meeting, in the same manner, mutatis mutandis, as the notice of the Original General Meeting.

35.3.        Agenda at an Adjourned Meeting. The Adjourned Meeting shall only discuss issues that could have been discussed at the Original General Meeting, and with respect to which no resolution was adopted.

36.	Adoption of Resolutions at General Meetings

36.1.        All resolutions of the General Meeting shall be adopted by an Ordinary Majority, except for any matters with respect to which a greater or different majority is required by these Articles, or by the Companies Law (with the exception of Section 20(c) of the Companies Law being specifically stipulated by these Articles).

36.2.        Every matter submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any Shareholder, present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairperson of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another Shareholder may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

36.3.        A declaration by the Chairperson of the meeting that a resolution has been adopted unanimously, or adopted by a particular majority, or rejected, and an entry to that effect in the minute book of the Company, shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

37.	Resolutions in Writing

A resolution in writing signed by all Shareholders of the Company then-entitled to attend and vote at General Meetings or to which all such Shareholders have given their written consent (by letter, facsimile, e-mail or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairperson of the Board) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held. Such resolution could be stated in several counterparts of the same document, each of them signed by one Shareholder or by several Shareholders.

38.	Conducting a General Meeting Through Means of Communication

The Company may conduct a General Meeting through the use of any means of communication, provided all of the participating Shareholders can hear each other simultaneously. A resolution approved by use of means of communications as aforesaid, shall be deemed to be a resolution lawfully adopted at a General Meeting.

39.	Voting Power

Subject to the provisions of Article 40.1 and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every Shareholder shall have one vote for each share held by him of record (calculated on an as-converted basis), on every resolution, without regard to whether the vote thereon is conducted in person, by proxy, by a show of hands, by written ballot or by any other means.

40.	Voting Rights

40.1.        No Shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the lawful quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid (or unless the shares’ issue conditions otherwise provide), but this Article 40.1 shall not apply to Class Meetings pursuant to Article 29.

40.2.        A company or other corporate entity being a Shareholder of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any General Meeting. Any person so authorized shall be entitled to exercise on behalf of such Shareholder all the power, which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairperson of the General Meeting, written evidence of such authorization (in form acceptable to the Chairperson) shall be delivered to him.

40.3.        Any Shareholder entitled to vote may vote either personally (or, if the Shareholder is a company or other corporate entity, by a representative authorized pursuant to Article 40.2) or by proxy (subject to Article 44 below).

40.4.        If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s), and for this purpose seniority shall be determined by the order in which the names stand in the Shareholder Register.

41.	Preferred Shares Voting Rights

41.1.        Without derogating from or limiting the provisions of Article 40 and except as otherwise required by Law, each holder of Preferred Shares shall be entitled to vote, together with the holders of the Ordinary Shares as one class (on an as-converted basis), on all matters submitted to a vote of the shareholders of the Company, and shall be entitled to the number of votes equal to the number of Ordinary Shares that would be issuable to such holder if all Preferred Shares held by such holder were converted pursuant to Article 7 hereof immediately prior to the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of shareholders is first executed.

41.2.        With respect to a matter requiring a separate class vote of the Preferred Shares under the Law (but subject to subsection 9.2(b)), Preferred Shareholders shall have the right to vote their Preferred Shares as a single class and not as separate series; except that if a separate class vote is required by law (but subject to subsection 9.2(b)), the Preferred B-1 Shares and the Preferred B-2 Shares shall vote together as a single “Preferred B share class” and not as separate series, and the Preferred A-1 Shares, Preferred A-2 Shares, Preferred A-3 Shares, Preferred A-4 Shares, and Preferred A-5 Shares shall vote together as a single “Preferred A share class” and not as separate series.

42.	Personal Interest in Resolution

42.1.        A Shareholder seeking to vote with respect to a resolution which requires that the majority for its adoption include at least a certain percentage of the votes of all those not having a personal interest (as defined in the Companies Law) in the resolution, shall notify the Company prior to the date of the General Meeting, whether or not he has a personal interest in the resolution, as a condition for his right to vote and be counted with respect to such resolution.

42.2.        A Shareholder voting on a resolution, as aforesaid, by means of a deed of authorization of a proxy, may include his notice with respect to his personal interest on the deed of authorization.

43.	Validity of Acts Despite Defects

Subject to the provisions of the Companies Law, a defect in convening or conducting the General Meeting, including a defect deriving from the non-fulfillment of any provision or condition laid down in the Law or these Articles, including with regard to the manner of convening or conducting the General Meeting, shall not disqualify any resolution passed at the General Meeting and shall not affect the discussions which took place thereat.

44.	Voting by Means of a Proxy

44.1.        A Shareholder registered in the Shareholder Register is entitled to appoint by deed of authorization a proxy (who is not required to be a Shareholder of the Company) to participate and vote in his stead, whether at a certain General Meeting or generally at General Meetings of the Company.

44.2.        In the event that the deed of authorization is not limited to a certain General Meeting, then the deed of authorization, which was deposited prior to a certain General Meeting, shall also be good for other General Meetings thereafter. This Article 44 shall also apply to a Shareholder which is a company, appointing a person to participate and vote in a General Meeting in its stead.

45.	A Deed of Authorization

45.1.        The deed of authorization of a proxy shall be in writing, or in any usual or common form or in such other form as may be approved by the Board. It shall be duly signed by the appointer or his/her/its duly authorized attorney or, if such appointer is a company or other corporate entity, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s). The Company may demand that it be given written confirmation to its satisfaction of the authority of those signing to bind such company or other corporate entity.

46.	Effect of Death of Appointer or Revocation of Appointment

A vote cast pursuant to a deed of authorization of a proxy shall be valid notwithstanding the previous death, incapacity or bankruptcy, or if a company or other corporate entity, the liquidation, of the appointing Shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written notice of any such event shall have been received by the Company or by the Chairperson of the General Meeting before such vote is cast and provided, further, that the appointing Shareholder, if present in person at said General Meeting, may revoke the appointment by means of a writing, oral notification to the Chairperson, or otherwise.

47.	Disqualification of Deeds of Authorization

Subject to the provisions of applicable Law, the corporate secretary of the Company may, in his discretion, disqualify a deed of authorization and so notify the Shareholder who submitted the deed of authorization in the following cases:

47.1.        If there is a reasonable suspicion that it is forged or falsified;

47.2.        If it is not duly executed or completed;

47.3.        If there is a reasonable suspicion that it is given with respect to shares for which one or more deeds of authorization have been given and not withdrawn; or

47.4.        If more than one choice is marked for the same resolution; or

47.5.        With respect to resolutions, which require that the majority for their adoption include a certain percentage of those not having a personal interest in the approval of the resolution, where it was not marked, or otherwise notified to the Company, whether or not the relevant Shareholder has a personal interest.

48.	Board Recommendation

The Board may, in its sole discretion, send to the Shareholders a recommendation in order to persuade them with respect to any matter, which is on the agenda of the General Meeting. Such recommendation shall be delivered at the expense of the Company.

BOARD OF DIRECTORS

49.	The Authority of the Board

49.1.        The authority of the Board is as specified in the Companies Law and in the provisions of these Articles.

49.2.        The Board may exercise any authority of the Company that is not, by the Companies Law or by these Articles, required to be exercised by another organ of the Company.

49.3.        Without derogating from the generality of Articles 49.1 and 49.2 above, the Board’s authority shall include the following:

(a)           The Board may, from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it deems appropriate, including by the issuance of bonds, perpetual or redeemable debentures or other Securities, or any mortgages, charges, or other liens on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital.

(b)           The Board may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board, in its sole discretion, shall deem appropriate, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or re-designate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board may from time to time deem appropriate.

(c)            Subject to the provisions of any Law, the Board may, from time to time, authorize any person to be the representative of the Company with respect to those objectives and subject to those conditions and for that time period, as the Board deems appropriate, and may also grant any such representative the authority to delegate any or all of the authorities, powers and discretion given to him by the Board.

50.	Convening Meetings of the Board

50.1.        The Chairperson of the Board, and in the event that a Chairperson has not been appointed, any Director, may convene a meeting of the Board at any time; provided that a meeting of the Board be convened at least every three months.

50.2.        The Chairperson of the Board shall convene a meeting of the Board at any time or in any event that such meeting is required by the provisions of the Companies Law, including:

(a)           The Chairperson of the Board shall convene the Board on a specified matter on the demand of at least two Directors or one Director alone if the Company has less than five Directors.

(b)           The Chairperson of the Board shall act without delay to call a meeting of the Board within 14 days of being notified by a Director of the Company that he has learned of a matter of the Company in which a breach of the Law or impairment to proper business procedure has prima facie been discovered or of the date on which the Company’s Auditor reports to him that he has learned of material deficiencies in the audit of the Company’s accounts.

(c)           If a notice or report of the General Manager obliges action by the Board, the Chairperson of the Board shall, without delay and within 14 days of the notice or report, call a meeting of the Board.

51.	Notice of a Meeting of the Board

51.1.        Any notice with respect to meeting of the Board may be given orally or in writing, so long as the notice is given at least three (3) Business Days prior to the date fixed for the meeting, unless all members of the Board or their Alternate Directors (as defined in Article 61.1) or their Representatives (as defined in Article 61.2) agree on a shorter time period. Such notice shall be delivered personally, by mail, e-mail or through another means of communication, to the address, the e-mail address or to an address where messages can be delivered through other means of communication, as the case may be, as the Director informed the Company in advance.

51.2.        A notice with respect to a meeting of the Board shall include the place, date and time of the meeting of the Board, the issues on its agenda and any other material that the Chairperson of the Board, or the Director who convened the meeting, requests to be included in the notice with respect to the meeting.

52.	The Agenda of Board Meetings

The agenda of any meeting of the Board shall be as determined by the Chairperson of the Board, and if there is no Chairperson, by a resolution of the director convening the meeting, and shall include the following matters:

52.1.        Matters for which the meeting is required to be convened in accordance with the Companies Law;

52.2.        Any matter requested by a Director or by the General Manager to be included in the meeting within a reasonable time (taking into account the nature of the matter) prior to the date of the meeting;

52.3.        Any other matter determined by the Chairperson of the Board, or if there is no Chairperson, by the Director convening the meeting.

53.	Quorum

53.1.        Unless otherwise unanimously decided by all the members of the Board, a quorum at a meeting of the Board shall be constituted by the presence of a majority of the directors.

53.2.        If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the next 48 hours, at the same place, or to such day and at such time and place as the Chairperson may determine with the consent of the majority of the Directors represent. No business shall be transacted at any adjourned meeting except business, which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, any one Director present shall constitute a lawful quorum.

54.	Conducting a Meeting Through Means of Communication

The Board may conduct a meeting of the Board through the use of any means of communication, provided all of the participating Directors can hear each other simultaneously. A resolution approved by use of means of communications as aforesaid, shall be deemed to be a resolution lawfully adopted at a meeting of the Board.

55.	Voting in the Board

Unless otherwise provided by these Articles, issues presented at meetings of the Board shall be decided upon by a majority of the votes of Directors present (or participating, in the case of a vote through a permitted means of communications) and lawfully entitled to vote thereon. Subject to the provision of Article 61.4 below with respect to representatives of Directors that are companies, each Director shall have a single vote.

56.	Adoption of Resolutions Without Convening

The Board may adopt resolutions without actually convening with the written consent (given by letter, e-mail or otherwise) of all the Directors then in office and lawfully entitled (as conclusively determined by the Chairperson of the Board) to participate and to vote thereon to such convening of the Board. Matters presented in accordance with this Article 56 shall be decided upon by such majority of the votes of the Directors that would have been required pursuant to these Articles in order to pass such resolution in a duly convened meeting of the Board in which all the then nominated Directors were present. Resolutions adopted pursuant to this Article 56 shall be deemed to have been duly adopted by a meeting of the Board duly convened and held. Minutes of such resolutions shall be approved and signed by the Chairperson of the Board, and shall include the resolution to adopt resolutions without convening.

57.	Written Resolution

A resolution in writing signed by all Directors then in office and lawfully entitled to vote thereon or to which all such Directors have given their consent (by letter, facsimile, e-mail or otherwise), shall be deemed to have been unanimously adopted by a meeting of the Board duly convened and held.

58.	The Number of Directors

The Board shall consist of up to six (6) members.

59.	Directors Generally

59.1.        Subject to the provisions of the Companies Law, a Director may hold another position in the Company.

59.2.        A company or other corporate entity may serve as a Director in the Company, subject to the provisions of Article 61 below.

60.	Appointment of Directors; Term of Office; Observer

60.1.        Right to Appoint Directors

The Directors shall be appointed as follows:

(a)           one (1) director will be an industry expert, to be nominated by the Founder;

(b)           one director may be appointed, removed and replaced by Terra Group;

(c)           two (2) directors will be appointed, removed and replaced by a majority of the Preferred B-1 Shareholders;

(d)           one (1) director will be the Chief Executive Officer of the Company;

(e)           one (1) director, shall be an industry expert, approved by a majority of the other members of the Board;

60.2.        Observers

(a)           Molex shall be entitled to appoint one (1) non-voting observer to the Company’s Board of Directors (the “Molex Observer”). The Molex Observer shall be entitled to attend meetings of the Board of Directors and to receive materials forwarded to the members of the Board of Directors, subject to execution of a customary confidentiality agreement and to limitations as set forth in an observer agreement executed between the Company, Molex, and the Molex Observer. In the event of any conflict or contradiction between these Articles and the rights granted under an observer agreement, as applicable, the provisions of the Observer Letter shall prevail. Molex’s right as outlined in this Section 60.2 shall terminate in accordance with the terms of the observer agreement.

(b)           Mr. Jian Hu Peng shall be entitled to appoint one (1) non-voting observer to the Company’s Board of Directors (the “Peng Observer”). The Peng Observer shall be entitled to attend meetings of the Board of Directors and to receive materials forwarded to the members of the Board of Directors, subject to execution of a customary confidentiality agreement and to limitations as set forth in the Series C-2 Preferred Share Purchase Agreement executed between the Company and Mr. Jian Hu Peng, dated March 1, 2017. In the event of any conflict or contradiction between these Articles and the rights granted under such agreement, as applicable, the provisions of such agreement shall prevail. Mr. Peng’s right as outlined in this Section 60.2 shall terminate in accordance with the terms of such agreement.

60.3.        Manner of Appointment. Any appointment pursuant to Article 60.1 shall be by written notice, delivered to the Company and signed by the appointing person. In the case of appointment by holders of a class of shares, such notice shall be signed by holders of the majority of the outstanding shares of such class (and may alternatively be effected by the resolution of a class meeting of such class); and in the case of a group of persons, such notice shall be signed by any one or more such persons, holding together a majority of the outstanding shares of the Company (on an as-converted basis) held by all such persons.

60.4.        Term of Office. Each Director’s term of office shall commence upon the date of delivery of the instrument appointing him or her, unless a later date is stated in the instrument of appointment and shall serve in office until a replacement is appointed, unless their office is vacated earlier in accordance with applicable Law or these Articles.

61.	Alternate Directors; Representative of a Director that is a Company

61.1.        Alternate Director. Subject to the provisions of the Companies Law, any Director may, by written notice to the Company, appoint an alternate for himself (in these Articles, an “Alternate Director”), dismiss such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever, whether for a certain meeting or a certain period of time or generally. Anyone who is not qualified to be appointed as a Director may not be appointed and may not serve as an Alternate Director.

61.2.        Director’s Representative. A Director that is a company or other corporate entity shall appoint an individual, qualified to be appointed as a Director in the Company, in order to serve on its behalf (“Director’s Representatives”), either for a certain meeting or for a certain period of time or generally and such company or other entity may also dismiss that individual and appoint another in his stead.

61.3.        Manner of Notice. Any notice given to the Company pursuant to Articles 61.1 and 61.2 shall be in writing, delivered to the Company and signed by the appointing or dismissing Director, and shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

61.4.        Authority of the Appointed. Each of an Alternate Director and a Director’s Representative shall have all the authority of the Director who appointed him (except that neither an Alternate Director nor a Director’s Representative may appoint an alternate for himself, unless the instrument appointing him otherwise expressly provides), provided, however, that an Alternate Director shall have no standing at any meeting of the Board or any committee thereof while the Director who appointed him is present.

61.5.        Multiple Capacities. Subject to Articles 61.1 and 61.2, any person, whether or not a Director, may serve as an Alternate Director or a Director’s Representative. One person may act as an Alternate Director or a Director’s Representative of several Directors, and in such event he shall have a number of votes (and shall be treated as the number of persons for purposes of establishing a quorum) equal to the number of Directors for whom he acts in such capacity. If such person is also a Director in his own right, his rights (also including treatment for purposes of quorum requirements) as an Alternate Director or a Director’s Representative shall be in addition to those as a Director.

61.6.        Termination of Office. The office of an Alternate Director or a Director’s Representative shall be vacated under the circumstances, mutatis mutandis, set forth in Article 62, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director or Director’s Representative ceases to be a Director.

62.	Termination of the Term of a Director

The term of a Director shall terminate in any of the following cases:

62.1.        If he resigned from his office by way of a signed letter, filed with the corporate secretary at the Company’s office;

62.2.        If he is declared bankrupt;

62.3.        If he is declared by an appropriate court to be incapacitated;

62.4.        Upon his death and, in the event of a company or other corporate entity, upon the adoption of a resolution for its voluntary liquidation or the issuance of a liquidation order;

62.5.        If he is removed from his office by way of a written notice to the Company of the termination of his appointment by the persons or entities that are entitled to appoint him;

62.6.        If the person(s) that appointed him no longer have the right to appoint or dismiss him;

62.7.        If he is convicted of a crime requiring his termination pursuant the Companies Law.

63.	Continuing Directors in the Event of Vacancies

63.1.        In the event of one or more vacancies in the Board, the continuing Directors may continue to act in every matter.

63.2.        In the event of any vacancy in the Board, such vacancy may only be filled by the holders of shares that designated or elected the previous director of such vacancy pursuant to Article 60.1 and subject to its terms.

64.	Compensation of Directors

64.1.        Directors who do not hold other positions in the Company shall not receive any compensation from the Company, unless such compensation and its amount are approved by the General Meeting, subject to applicable Law. Notwithstanding the above, in the event that the Director is an Office Holder of the Company, such Director shall not receive any additional compensation from the Company in addition to his compensation under his engagement as Office Holder with the Company.

64.2.        The Company may reimburse expenses incurred by a Director in connection with the performance of his duties as a Director, to the extent provided in a resolution of the Board. The Company shall reimburse all reasonable out-of-pocket expenses (including air travel) incurred by the directors for attending the Board and committees meetings and performing their duties as directors.

65.	Personal Interest of a Director

Subject to compliance with the provisions of the Companies Law, the Company may enter into any contract or otherwise transact any business with any Director and may enter into any contract or otherwise transact any business with any third party in which contract or business a Director has a personal interest, directly or indirectly.

66.	Committees of the Board of Directors

66.1.        Subject to the provisions of the Companies Law and these Articles, the Board may delegate its authorities or any part of them to one or more committees comprised solely of Directors, as the Board deems appropriate, and it may from time to time cancel the delegation of any such authority (“Committee(s) of the Board”). Any such Committee of the Board, while utilizing an authority as stated, is obligated to fulfill all of the instructions given to it from time to time by the Board. The Board may adopt a charter, or guidelines, for any such Committee of the Board and amend the same from time to time. Any resolution of a Committee of the Board, within the power delegated to the Committee of the Board, shall be deemed as if resolved by the Board.

66.2.        The provisions of these Articles with respect to meetings of the Board shall apply, mutatis mutandis, to the meetings and discussions of each committee of the Board, except to the extent that other terms are set by the Board in this matter.

66.3.        Advising Committees. The Board may appoint committees for the purpose of advising the Board (all the members of which do not have to be Directors), and it may from time to time alter the composition of any such committee (“Advising Committees”). Any such Advising Committee may advise or recommend to the Board with regard to any matter, as shall be required by the Board from time to time, and shall have no authority other than advising the Board.

66.4.        The provisions of this Article 66 shall not derogate, and be in addition to, the provisions of Article 13.6.

67.	Chairperson of the Board

67.1.        The majority of the Directors may from time to time choose one of the members of the Board to serve as the Chairperson of the Board, remove such Chairperson from office and choose another in its place. If at any time the Board shall consist of one Director, such Director shall at such time have the powers of the Chairperson of the Board.

67.2.        The Chairperson of the Board shall preside at every meeting of the Board, but if there is no such Chairperson, or if at any meeting he is not present within 30 minutes of the time fixed for the meeting, or if he is unwilling to take the chair, the Board shall appoint one of the Directors present to preside at the meeting.

67.3.        The Chairperson of the Board shall sign the minutes of the meetings of the Board.

67.4.        The Chairperson will not have any additional or casting vote. The Chairperson of the Board is entitled, at all times, at his initiative or pursuant to a resolution of the Board, to require reports from the General Manager in matters pertaining to the business affairs of the Company.

68.	Validity of Acts Despite Defects

Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board, or of a committee of the Board, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there was no such defect or disqualification. For the avoidance of any doubt, the intention of this provision is not to validate any resolution adopted without the required majority as set forth in these Articles.

OFFICERS; AUDITOR

69.	The General Manager

The Board may appoint a General Manager, and may appoint more than one General Manager. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place.

70.	The Authority of the General Manager

70.1.        The General Manager is responsible for the day-to-day management of the affairs of the Company within the framework of the policies set by the Board and subject to its instructions.

70.2.        The General Manager shall have all managerial and operational authorities, which were not conferred by Law or pursuant to these Articles to any other organ of the Company, and he shall be under the supervision of the Board.

70.3.        In the event the Board appoints more than one General Manager, the Board may determine the respective positions and functions of the General Managers and allocate their authorities as the Board may deem appropriate.

70.4.        The Board may assume the authority granted to the General Manager, either with respect to a certain issue or for a certain period of time.

70.5.         The Board may instruct the General Manager how to act in a particular matter; if the General Manager does not obey the instruction, the Board may exercise the power required to implement the instruction in his stead.

70.6.        In the event that the General Manager is unable or refuses to exercise his authority, the Board may exercise such authority in his stead, or authorize another to exercise such authority.

70.7.        The General Manager, with the prior approval of the Board, may delegate to his subordinates any of his authorities.

70.8.        Subject to the provisions of the Companies Law, the Board, may delegate to the General Manager powers which the Board has pursuant to these Articles, as it deems fit, and it may delegate these powers, or any of them, for such period and objects, on such conditions and with such restrictions as it deems fit. The Board may alter or cancel any delegation of powers as aforesaid.

70.9.        In the event that the Company did not appoint a General Manager, the Board shall have all the authorities of the General Manager as detailed in this Article 70.

71.	The General Manager’s Reporting Duties

71.1.        The General Manager must notify the Chairperson of the Board of any exceptional matter which is material to the Company or of any material deviation of the Company from the policy prescribed by the Board. If the Company does not have a Chairperson of the Board, for any reason, the General Manager shall notify all the Board members as aforesaid.

71.2.        The General Manager shall submit reports to the Board on the matters, at the times and on the scale prescribed by the Board.

71.3.        The General Manager shall report to the Chairperson of the Board, on his demand, on matters relating to the Company’s business and the proper management thereof.

72.	Corporate Secretary

72.1.        The Board may appoint a corporate secretary for the Company, on such terms as it deems fit, and may appoint a deputy secretary and determine their duties and powers.

72.2.        If a corporate secretary is not appointed for the Company, the General Manager, or someone authorized by him for such purpose and in the absence of a General Manager someone authorized for such purpose by the Board, shall perform the duties prescribed for the corporate secretary pursuant to the Law, these Articles and the Board’s resolution.

72.3.        The Company’s corporate secretary shall be liable for all the documents kept at the Company’s registered office and shall keep the registers kept by the Company pursuant to the Law.

73.	Other Officers of the Company

The Board may appoint, in addition to the General Manager, other officers, define their positions and authorities, and set their compensation and terms of employment. The Board may authorize the General Manager to exercise any or all of its authorities stated in this Article 73.

74.	The Auditor

74.1.        The Shareholders at the Annual Meeting shall appoint an Auditor for a period until the completion of the performance of one audit, or for a longer period not to extend beyond the completion of the performance of three audits. Where the Auditor is appointed for such a period, the Annual Meeting shall not discuss the appointment of an Auditor during the said period, unless a resolution is passed to terminate his office. Subject to the provisions of the Companies Law, the General Meeting is entitled at any time to terminate the service of the Auditor.

74.2.        The Board shall fix the compensation of the Auditor of the Company for his auditing activities, and shall also fix the compensation of the Auditor for additional services, if any, which are not auditing activities, and, in each case, shall report thereon to the Annual Meeting.

DISTRIBUTIONS

75.	Permitted Distribution

The Company may effect a distribution of Dividends to its Shareholders to the extent permitted by the Companies Law.

76.	Right to Dividend or Bonus Shares; Dividend Preference

76.1.        A Shareholder shall be entitled to receive Dividends or bonus shares, upon the resolution of the Company in accordance with Article 77 below, consistent with the rights attached to the shares held by such Shareholder.

76.2.        Subject to the provisions of Article 16.6 above, the Shareholders entitled to receive Dividends or bonus shares shall be those who are registered in the Shareholder Register on the date of the resolution approving the distribution or allotment, or on such later date, as may be determined in such resolution.

76.3.        In the event the Company pays a Dividend or distributes bonus shares, then, in each such case, all Shareholders shall be entitled to receive such distribution, in respect of their holdings on an as-converted basis as of the record date for such distribution, subject however to the Dividend preference rights of the Preferred Shares set forth below.

76.4.        For the avoidance of doubt any distribution of Dividends (whether made in connection with a Liquidation Event or otherwise) shall be paid to the Shareholders, subject exclusively to the provisions of Article 93 and the preference rights of the Preferred Shares set forth thereunder.

77.	Resolution of the Company with Respect to a Dividend or Bonus Shares

Subject to the requirements of Articles 76 and 93, the distribution of Dividends and the issuance of bonus shares shall be within the authority of the Board.

78.	Specific Dividend

A Dividend may be paid, in whole or in part, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or other Securities of the Company or of any other companies, or in any combination thereof. For the purposes of Articles 76 and 93, determination of the value of such specific Dividend shall be determined in good faith by the Board.

79.	Deductions from Dividends

The Board may deduct from any distribution or other moneys payable to any Shareholder in respect of a share any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other debt permitted to be setoff in accordance with applicable Law.

80.	Retention of Dividends

80.1.        The Board may retain any Dividend, bonus shares or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

80.2.        The Board may retain any Dividend, bonus shares or other moneys payable or property distributable in respect of a share in respect of which any person is, under Article 22.6, entitled to become a Shareholder, or which any person is, under said Article, entitled to transfer, until such person shall become a Shareholder in respect of such share or shall transfer the same.

81.	Mechanics of Payment

Any Dividend or other moneys payable in cash in respect of a share, less the tax required pursuant to the Law, may be paid by cheque sent by registered mail to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto as a result of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may direct in writing. Every such cheque shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the cheque by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque shall be sent at the risk of the person entitled to the money represented thereby.

82.	An Unclaimed Dividend

All unclaimed Dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment by the Board of any unclaimed Dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any Dividend unclaimed after a period of seven (7) years from the date of declaration of such Dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company; provided, however, that the Board may, at its discretion, cause the Company to pay any such Dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company. The Company shall not be liable to pay interest or linkage for unclaimed Dividend.

83.	Receipt from a Joint Holder

If two or more persons are registered as joint holders of any share, or are entitled jointly thereto as a result of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any Dividend, bonus shares or other moneys payable or property distributable in respect of such share.

84.	Funds

The Board may, in its discretion, make provisions to special funds of any amount from the Company’s profits, or from a revaluation of its assets, or its proportional part in the revaluation of the assets of its affiliates, and determine the purpose of these funds.

85.	Manner of Capitalization of Profits and the Distribution of Bonus Shares

Upon the resolution of the Board, the Company may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for distribution, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed as capital among such of the Shareholders as would be entitled to receive the same if distributed by way of Dividend and in the same proportion, or may cause any part of such capitalized fund to be applied on behalf of such Shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or other Securities of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or other Securities, and may cause such distribution or payment to be accepted by such Shareholders in full satisfaction of their interest in such capitalized sum.

86.	Settlement by the Board

The Board may settle, as it deems fit, any difficulty arising with regard to any distribution, and in particular, to issue certificates for fractions of shares and sell such fractions of shares in order to pay their consideration to those entitled thereto, to set the value for the distribution of certain assets and to determine that cash payments shall be paid to the Shareholders on the basis of such value, or that fractions whose value is less than NIS 1.00 shall not be taken into account. The Board may pay cash or convey these certain assets to a trustee in favor of those people, who are entitled to a Dividend or to a capitalized fund, as the Board shall deem appropriate.

87.	Allotment for a consideration lower than the nominal value

Where the Company resolves to allot shares, which have a nominal value for a consideration lower than their nominal value, including bonus shares, it must convert into share capital part of its profits, from premium on shares or from any other source included in its equity, which are mentioned in its last financial statements, in an amount equal to the difference between the nominal value and the consideration. Notwithstanding the foregoing, the Company may, with the court’s approval, allot shares for a consideration lower than their nominal value.

88.	Acquisition of Shares

88.1.        The Company is entitled to acquire or to finance an acquisition, directly or indirectly, of shares of the Company or Securities convertible or exercisable into shares of the Company, including incurring an obligation to take any of these actions, subject to the provisions of the Companies Law. In the event that the Company so acquired any of its shares, any such share shall become a dormant share, and shall not confer any rights, so long as it is held by the Company.

88.2.        A subsidiary or another company controlled by the Company is entitled to acquire or finance an acquisition, directly or indirectly, of shares of the Company or Securities convertible or exercisable into shares of the Company, or incur an obligation with respect thereto, to the same extent that the Company may make a distribution, subject to the terms of, and in accordance with the Companies Law. In the event a subsidiary or such controlled company so acquired any of the Company’s shares, any such share shall not confer any voting rights, so long as it is held by such subsidiary or controlled company.

INSURANCE, INDEMNIFICATION AND RELEASE OF OFFICE HOLDERS

89.	Insurance of Office Holders

The Company may, to the extent permitted by the Companies Law, enter into a contract for the insurance of the liability of an Office Holder, in respect of a liability imposed on him as a result of an act done by him in his capacity as an Office Holder, in any of the following:

89.1.        a breach of his duty of care to the Company or to another person;

89.2.        a breach of his duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that such act would not harm the Company; or

89.3.        a financial liability imposed on him in favor of another person.

90.	Indemnification of Office Holders

90.1.        Authority to Indemnify. The Company may, to the extent permitted by the Companies Law, indemnify an Office Holder for liability or expense he incurs as a result of an act done by him in his capacity as an Office Holder, as follows:

(a)           a financial liability imposed on him in favor of another person by a court judgment, including a settlement judgment or an arbitrator’s award approved by a court;

(b)           reasonable litigation expenses, including attorneys’ fees, which the Office Holder incurred due to an investigation or a proceeding brought against the Office Holder by an authority authorized to conduct an investigation or a proceeding, where such investigation or proceeding:

(i)            ended with no indictment (as such term is defined under Section 260 to the Companies Law, “No Indictment”), and without financial penalty imposed in lieu of criminal prosecution (as such term is defined under Section 260 to the Companies Law, “Financial Penalty”), or

(ii)            in the case of an offence that does not require a finding of criminal thought (mens rea) – ended with No Indictment but with a Financial Penalty imposed on such Office Holder; and/or

(c)           reasonable litigation expenses, including attorneys’ fees, which an Office Holder incurred or expended, or which were charged to him by a court,

(i)             in a proceeding filed against him by the Company or on its behalf or by another person, or

(ii)            in a criminal charge from which he was acquitted, or

(iii)           in a criminal charge of which he was convicted of an offence which does not require a finding of criminal thought (mens rea).

90.2.        Authority to Undertake to Indemnify. The Company may, to the extent permitted by the Companies Law, undertake in advance to indemnify an Office Holder for liability or expense he may incur as a result of an act done by him in his capacity as an Office Holder, as follows:

(a)           as detailed in Article 90.1(a) above, provided the undertaking is limited to events of a kind which the Board believes can be anticipated at the time of such undertaking, and in an amount (or criterion) that the Board determines is reasonable under the circumstances, or

(b)           as detailed in Articles 90.1(b) or 90.1(c) above.

91.	Release of Office Holders

The Company may, to the maximum extent permitted by the Companies Law, release an Office Holder, in advance, from his liability, in whole or in part, for damages resulting from the breach of his duty of care to the Company.

92.	General

The provisions of Articles 89, 90 and 91 above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification and/or release from liability in connection with any person who is not an Office Holder, including any employee, agent, consultant or contractor of the Company who is not an Office Holder, or in connection with any Office Holder to the extent that such insurance and/or indemnification and/or release from liability is permitted under the Law.

LIQUIDATION

93.	Liquidation Distribution; Liquidation Preference

93.1.        Liquidation Event. Upon the occurrence of a Liquidation Event, the provisions of this Article 93 shall apply. A “Liquidation Event” shall mean:

(a)           any liquidation, dissolution, bankruptcy or winding up of the Company, whether voluntary or involuntary, commenced by or against the Company; or

(b)           a merger, consolidation, reorganization or similar transaction or series of related transactions to which the Company is a party, provided, however, that in each case, as a result of such transaction the shareholders of the Company immediately prior to such transaction do not hold more than 50% of the voting securities of the Company (or the surviving or resulting entity) after giving effect to such transaction; or

(c)           the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries, in a single transaction or series of related transactions taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, or the sale, lease or exclusive license of all or substantially all of the Company’s intellectual property, or the sale, transfer or other disposition of all or substantially all of the Company’s issued and outstanding share capital to any other entity or person, other than to a wholly owned subsidiary of the Company (Articles 93.1(b) and 93.1(c), collectively: an “M&A Transaction”);

(d)           a distribution of Dividends to the Shareholders

unless the holders of a majority of the Preferred Shares determine that a transaction is not a Liquidation Event.

93.2.        Preference

(a)           Series C Preference. First, upon a Liquidation Event, the holders of the Preferred C Shares then outstanding shall be entitled to be paid on a pro rata basis among themselves, an amount per Preferred C Share, equal to the Series C Original Issue Price, before and in preference to any distribution of any Assets to holders of the Preferred B Shares, Preferred A Shares and the Ordinary Shares. For the purpose herein, “Assets” means funds, assets or proceeds of the Company distributed or available for distribution to its shareholders, or to which shareholders are entitled to receive pursuant to any Liquidation Event (whether cash, capital, surplus, earnings, securities or assets or any property of any kind.

If the Assets to be distributed to the holders of the Preferred C Shares shall be insufficient to permit the payment to such shareholders of the amount set forth above in Article 93.2(a) in full, then all Assets shall be distributed ratably among the Preferred C Shareholders, in proportion to the respective amounts such holders would otherwise be entitled to receive in respect of the Preferred C Shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)           Class B Preference. Second: after the payment in full of the amounts required by Article 93.2(a), the holders of the Preferred B-1 Shares and the Preferred B-2 Shares then outstanding shall be entitled to be paid on a pro rata basis among themselves: (x) with respect to each Preferred B-1 Shares - an amount per Preferred B-1 Share equal to the Series B-1 Original Issue Price before and in preference to any distribution of any Assets to holders of the Preferred A Shares and the Ordinary Shares; (y) with respect to each Preferred B-2 Share, an amount per Preferred B-2 Share equal to the Series B-2 Original Issue Price before and in preference to any distribution of any Assets to holders of the Preferred A Shares and the Ordinary Shares.

If the remaining Assets to be distributed to the holders of the Preferred B-1 Shares and the Preferred B-2 Shares shall be insufficient to permit the payment to such shareholders of the amounts set forth above in Article 93.2(b) in full, then after the payments required by Article 93.2(a), the remaining Assets shall be distributed ratably among the Preferred B-1 Shareholders and the Preferred B-2 Shareholders, in proportion to the respective amounts such holders would otherwise be entitled to receive in respect of the Preferred B-1 Shares and the Preferred B-2 Shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(c)           Pre-Carve-Out A Shares Preference. Third, after the payments in full of the amounts required by Articles 93.2(a) and 93.2(b), the holders of the Preferred Pre-Carve-Out A Shares then outstanding shall be entitled to be paid on a pro rata basis among themselves, an amount per Pre-Carve-Out A Share equal to the applicable Series A Original Issue Price, before and in preference to any distribution of any Assets to holders of the Ordinary Shares.

If the remaining Assets to be distributed to the holders of the Pre-Carve-Out A Shares shall be insufficient to permit the payment to such shareholders of their full amount required under this subsection 93.2(c), then after the payments required by Article 93.2(a) and 93.2(b), the remaining Assets shall be distributed ratably among the Pre-Carve-Out A shareholders in proportion to the respective amount such holders would otherwise be entitled to receive in respect of the Pre-Carve-Out A Shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(d)           Carve-Out Plan. Fourth, after payments in full of the amounts required by Articles 93.2(a), 93.2(b) and 93.2(c), the Carve-out (to the extent payable as per the provisions of the Management Agreement) shall be paid to the Founder in full (as such Carve-out plan has been and may be amended)(the "Carve-out Payment").

93.3.        Distribution to Ordinary Shares. Sixth, after payment in full of the respective amounts required by Articles 93.2(a), 93.2(b), 93.2(c), 93.2(d), the remaining Assets shall be distributed as follows:

The remaining Assets shall be distributed among the holders of Ordinary Shares, the Preferred C Shareholders and the Preferred B-1 Shareholders, on a pari-passu basis, based on the number of shares held by each such holder.

93.4.        For avoidance of doubt, any shareholder may at any time prior to any distribution of Assets due to a Liquidation Event convert any of its Preferred Shares into Ordinary Shares.

93.5.        In the event of a Liquidation Event, if any portion of the consideration payable to the Shareholders is placed into escrow and/or is subject to a holdback and/or is payable only upon satisfaction of contingencies, other than consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification in connection with such Liquidation Event (collectively, the “Contingent Consideration Mechanism”), and pro rata participation by the Preferred Shares in the Contingent Consideration Mechanism would result in the holders of Preferred Shares receiving less than the preference amount in accordance with this Article 93 at the closing of such Liquidation Event, then the agreement relating to the Liquidation Event (e.g. a merger, share purchase or similar agreement) shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to a holdback or any contingencies, other than consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification in connection with such Liquidation Event (the “Initial Consideration”) shall be allocated among the Shareholders in accordance with this Article 93 as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event and (b) any additional consideration which becomes payable to the Shareholders pursuant to the Contingent Consideration Mechanism shall be allocated among the Shareholders in accordance with this Article 93 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

93.6.        If the amount deemed paid or distributed under this Article 93, or any part thereof, is made in property other than in cash, then the value of such distribution shall be the fair market value of such property, determined as follows, unless otherwise agreed by the holders of a majority of the outstanding Preferred Shares:

(a)           For securities not subject to restrictions on free marketability:

(i)             If traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the twenty (20) trading day period ending three (3) trading days prior to the date of distribution;

(ii)            If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the twenty (20) trading day period ending three (3) trading days prior to the date of distribution; or

(iii)           If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

(b)            The valuation of securities subject to restrictions on free marketability shall be determined in good faith by the Board.

MISCELLANEOUS

94.	Minutes

94.1.        Minutes of each General Meeting and of each meeting of the Board shall be recorded in English (or in Hebrew with an English translation, if needs to be filed in Hebrew with any authority in Israel) and duly entered in books provided for that purpose. Such minutes shall set forth all resolutions adopted at the meeting and, with respect to minutes of a meeting of the Board, the names of the persons present at the meeting.

94.2.        Any minutes as aforesaid, if purporting to be signed by the Chairperson of the meeting or by the Chairperson of the next succeeding meeting (or, in the case of Board meetings where there is only one Director on the Board, by such Director), shall constitute prima facie evidence of the matters recorded therein.

95.	Books of Account

The Board shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable Law. Such books of account shall be kept at the registered office of the Company or at such other place or places as the Board may deem appropriate, and they shall always be open to inspection by all Directors. Any Shareholder shall be entitled to receive a copy of the audited financial statements of any fiscal year with the opinion of the Company’s Auditor with respect to such financial statements.

96.	Audit

Without derogating from the requirements of any applicable Law, at least once in every fiscal year the accounts of the Company shall be audited and the accuracy of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

97.	Rights of Signature, Stamp and Seal

97.1.        The Board shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority. The Board may determine separate signatory rights in respect of different matters of the Company and in respect of the amounts in respect of which such persons are authorized to sign.

97.2.        The Board may provide for an official stamp and/or seal. If the Board provides for a seal, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

98.	Notices

98.1.        General

(a)           Any written notice or other document may be served by the Company upon any Shareholder either personally or by sending it by prepaid registered mail (airmail if sent to a place outside Israel) addressed to such Shareholder at his address as described in the Shareholder Register or such other address as he may have designated in writing for the receipt of notices and other documents.

(b)           Any written notice or other document may be served by any Shareholder upon the Company by tendering the same in person to the corporate secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its registered office.

(c)           Any such notice or other document described in paragraphs (a) or (b) shall be deemed to have been served two (2) Business Days after it has been posted (seven (7) Business Days if sent to a place, or posted at a place, outside Israel), or when actually received by the addressee if sooner than two days or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such Shareholder (or to the corporate secretary or the General Manager);

(d)           Notwithstanding the foregoing, any notice may be sent by e-mail, and such notice shall be deemed to have been given at the first Business Day after such communication has been sent or when actually received by such Shareholder (or by the Company), whichever is earlier; provided, however, that notice sent in such manner from any Shareholder to the Company shall be confirmed by registered mail as aforesaid.

(e)           If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 98.1.

(f)            Unless otherwise provided in these Articles, the provisions of this Article 98.1 shall also apply to written notices permitted or required to be given by the Company to any Director or by any Director to the Company

(g)           Notices and reports to Shareholders shall be delivered in English (or in Hebrew with an English translation, if needs to be filed with any authority in Israel).

98.2.        Notice to Joint Holders. All notices to be given to the Shareholders shall, with respect to any share held by persons jointly, be given to whichever of such persons is named first in the Shareholder Register, and any notice so given shall be sufficient notice to the holders of such share.

98.3.        Shareholders without Address. Any Shareholder whose address is not described in the Shareholder Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

98.4.        Waiver of Notice. Any Shareholder and any Director may waive his right to receive notices generally or during a specific time period and he may consent that a General Meeting of the Company or a meeting of the Board, as the case may be, shall be convened and held notwithstanding the fact that he did not receive a notice with respect thereto, or notwithstanding the fact that the notice was not received by him within the required time, in each case subject to the provisions of any Law prohibiting any such waiver or consent.

99.	Waivers

99.1.        General. With the written consent of the holders of a majority of the outstanding shares of any class, the obligations of the Company to, and the rights of, the holders of such class under any provision of these Articles may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely).

99.2.        Special Instances

(a)           Any such waiver that would similarly adversely affect more than one class of shares shall require only the consent of the holders of a majority of the outstanding shares of the classes similarly affected acting together as a single class on an as-converted basis.

(b)           In the event any waiver, by its nature, does not affect all the holders of shares of a particular class in a substantially identical manner (relative to the respective stakes of the holders of such class within such class), each group within such class who is affected by such waiver in a manner which is not substantially identical as aforesaid shall be deemed to be a separate class for purposes of this Article 99.

99.3.        Any waiver affected in accordance with this Article 99 shall be binding upon all of the holders of the applicable class or classes of shares, each transferee of such shares and each future holder of such class of shares.

99.4.        Upon the effectuation of each such waiver, the Company shall promptly give written notice thereof to the holders of the shares of such class who have not previously consented thereto in writing.

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